Exhibit 23

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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 2-96332, No. 33-21569, No. 33-51965, No. 333-41077,
No. 333-65995, and No. 333-78941 of Burlington Coat
Factory Warehouse Corporation and subsidiaries on Form S-8 of our report dated July 28, 1999, appearing in this Annual Report on Form 10-K of Burlington Coat Factory Warehouse Corporation and subsidiaries for the year ended May 29, 1999.



DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania

August 27, 1999

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